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Document Number: 1
File Name: schedule13g.txt
Type: SC 13G EX  99.1
Description:
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       EXHIBIT 99.1

       February 13, 2013

       In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Zuckerman Investment Group, LLC, Sherwin A. Zuckerman and Daniel R. Zuckerman each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

       This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

       ZUCKERMAN INVESTMENT GROUP, LLC

       By:    /s/ Daniel Zuckerman
       Name:  Daniel Zuckerman
       Title: President

       /s/ Sherwin A. Zuckerman
       Sherwin A. Zuckerman

       s/ Daniel R. Zuckerman
       Daniel Zuckerman
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